UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 16, 2012

TTM TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-31285	91-1033443
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2630 South Harbor Boulevard Santa Ana, CA 92704

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (714) 327-3000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors and Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Amendment to Employment Agreement with Kenton K. Alder

Effective January 16, 2012, TTM Technologies, Inc., a Delaware corporation (the “Company”), entered into an Amendment No. 1 to Restated Employment Agreement (the “Amendment”) with Kenton K. Alder, the President and Chief Executive Officer of the Company. The Amendment amends the Restated Employment Agreement, dated March 22, 2010, between the Company and Mr. Alder (the “Employment Agreement”). The Amendment deletes a provision in the Employment Agreement that provided that the term of the Employment Agreement automatically renewed for additional one-year terms unless timely notice of non-renewal was given by either the Company or Mr. Alder. Unless otherwise amended, the Employment Agreement will terminate on March 22, 2013.

The foregoing is a summary only and does not purport to be a complete description of all of the terms and provisions contained in the Amendment, and is subject to and qualified in its entirety by the complete text of the Amendment, a copy of which is filed herewith as Exhibit 10.10 and incorporated herein by reference.

Change in Control Severance Agreements

Effective January 16, 2012, the Company entered into an Executive Change in Control Severance Agreement (the “Severance Agreement”) with each of Canice Chung, the Company’s Chief Executive Officer - Asia Pacific Region; Dale Knecht, the Company’s Senior Vice President - Information Technology; and Grace Lee, the Company’s Senior Vice President - Human Resources. Each Severance Agreement provides that, subject to the Company receiving a general release of claims from the executive in the form attached as Appendix II to the Severance Agreement, in the event the executive’s employment is terminated by (i) the Company without “cause” during a “pending change in control” (as such terms are defined in the Severance Agreement) or within 12 months following a “change in control” (as defined in the Severance Agreement) or (ii) by the executive for “good reason” (as defined in the Severance Agreement) within 12 months following a change in control, the executive would be entitled to receive an amount in cash equal to two times the sum of (a) the executive’s annual base salary and (b) the amount of the executive’s annual target bonus for the year in which the executive was terminated assuming the achievement of 100% of the performance target levels associated with such annual target bonus; in addition, the vesting of any of the executive’s stock options, restricted stock, and restricted stock units assumed by the surviving entity in connection with a change of control would be accelerated.

The foregoing is a summary only and does not purport to be a complete description of all of the terms, provisions, covenants, and agreements contained in the Severance Agreement, and is subject to and qualified in its entirety by reference to the complete text of the Severance Agreement, a copy of the form of which is filed herewith as Exhibit 10.17 and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(a)	Financial Statements of Business Acquired.

Not applicable.

(b)	Pro Forma Financial Information.

Not applicable.

(c)	Shell Company Transactions.

Not applicable.

(d)	Exhibits.

Exhibit No.	Description

10.10	Amendment No. 1 to Restated Employment Agreement, dated as of January 16, 2012, by and between Kenton K. Alder and the Company.

10.17	Form of Executive Change in Control Severance Agreement and schedule of agreements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 19, 2012	TTM TECHNOLOGIES, INC.

	By:	/s/ Steven W. Richards
Steven W. Richards
Executive Vice President and
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.10	Amendment No. 1 to Restated Employment Agreement, dated as of January 16, 2012, by and between Kenton K. Alder and the Company.

10.17	Form of Executive Change in Control Severance Agreement and schedule of agreements.